EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Provident Financial Services, Inc.:

We consent to the incorporation by reference in registration statements (No. 333-103041; No. 333-110195; and No. 333-165018) on Form S-8 and in registration statement (No. 333-167706) on Form S-3 and in registration statement (No. 333-173942) on Form S-3D of Provident Financial Services, Inc. of our reports dated March 1, 2013, with respect to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 10-K of Provident Financial Services, Inc.

/s/    KPMG LLP

Short Hills, New Jersey

March 1, 2013